Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Overview

On June 28, 2024, Entravision Communications Corporation (the "Company") completed the previously-announced sale of its Entravision Global Partners business (the "Business") to IMS Internet Media Services, Inc. ("IMS"), pursuant to an Equity Purchase Agreement entered into on June 13, 2024 among the Company, Entravision Digital Holdings, LLC ("Seller") and IMS.

Cash proceeds from the transaction, net of working capital and other adjustments, received at the closing were $16.4 million. Immediately after the closing, an amount equal to $6.5 million of the proceeds was paid by the Company to the parties who sold MediaDonuts Pte. Ltd. to Seller on July 1, 2021 (the "MediaDonuts Founders"), pursuant to a previously-disclosed Assignment, Assumption and Release Agreement dated June 13, 2024 among the Company, Seller, IMS and the MediaDonuts Founders.

The Company was also required to make a mandatory debt payment of $4.9 million under its 2023 Credit Facility as a result of the sale.

Unaudited Pro Forma Condensed Consolidated Financial Information

The sale of the Business constitutes a significant disposition for purposes of Item 2.01 of Form 8-K. The Company has also determined that the sale of the Business represents a strategic shift that will have a major effect on the Company’s operations and financial results. Accordingly, the Company will account for the Business as discontinued operations beginning in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. As part of this strategic shift, the Company also sold two other businesses during the quarter as described below. As the sales of these three businesses (collectively, the “Businesses”) were all part of a single strategic shift and will be reported together as discontinued operations in future filings, they will also be reflected in the unaudited pro forma condensed financial information presented in this filing.

Sale of Adsmurai

As previously announced, on May 6, 2024, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”), among Adsmurai, S.L. ("Adsmurai"), the Company and the other stockholders of Adsmurai (the “Buyers”). Adsmurai is a Spanish company engaged in the sale and marketing of digital advertising technology platforms.

Pursuant to the Purchase Agreement, as of the Effective Date (as defined in the Purchase Agreement) (i) the Company sold its 51% equity interest in Adsmurai to Buyers, (ii) the Company terminated loans it made to Buyers in the principal amount of €12.3 million and (iii) the parties terminated other previous agreements made between them, including an Options Agreement which contained put redemption features for Buyers and call redemption features for the Company. As consideration, the Company received €15.0 million (approximately $16.2 million as of the Effective Date) ("Total Consideration"). The Purchase Agreement also contains representations, warranties, covenants, indemnities and releases of the parties thereto.

The Total Consideration is payable to the Company as follows:

•
€10.0 million paid on the Effective Date (approximately $10.7 million); and
•
€5.0 million to be paid within six months of the Effective Date (approximately $5.4 million).

Sale of Jack of Digital

On June 28, 2024, the Company completed the sale of Jack of Digital, a digital marketing services company serving clients in Pakistan. The total consideration was $0.1 million.

The Company has prepared the accompanying unaudited pro forma condensed consolidated financial statements (“Pro Forma Information”) in accordance with Article 11 of Regulation S-X. The Pro Forma Information has been derived from the Company's historical consolidated financial statements and reflects certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time. The Pro Forma Information reflects adjustments that, in the opinion of management, are necessary to present fairly the pro forma financial position as of March 31, 2024 and results of operations for the three-month period ended March 31, 2024 and years ended December 31, 2023, 2022 and 2021. The Pro Forma Information is provided for informational purposes only and is not intended to represent what the Company's financial position or results of operations would have been had the sale of the Businesses occurred on March 31, 2024 for the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2021, the beginning of the earliest period presented, for the unaudited pro forma consolidated statements of income, nor is it indicative of its future financial position or results of operations. The Pro Forma Information should be read in conjunction with the Company's historical consolidated financial statements and accompanying notes.

# # #

(Financial Table Follows)

Entravision Communications Corporation

Pro Forma Condensed Consolidated Balance Sheet

(In thousands; unaudited)

	March 31, 2024
	Historical	Pro Forma
	Results	Adjustments (a)		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$128,410	$29,988	(b)	$98,422
Marketable securities	4,335	-		4,335
Restricted cash	774	-		774
Trade receivables, net of allowance for doubtful accounts	206,065	147,912		58,153
Assets held for sale	301	-		301
Prepaid expenses and other current assets	40,095	4,549		35,546
Total current assets	379,980	182,449		197,531
Property and equipment, net	69,294	4,179		65,115
Intangible assets subject to amortization, net	34,660	28,500		6,160
Intangible assets not subject to amortization	195,174	-		195,174
Goodwill	55,272	4,599	(c)	50,673
Deferred income taxes	5,175	5,118		57
Operating leases right of use asset	43,543	1,068		42,475
Other assets	21,892	6,186		15,706
Total assets	$804,990	$232,099		$572,891
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,360	$860		$2,500
Accounts payable and accrued expenses	263,484	222,173		41,311
Operating lease liabilities	7,518	561		6,957
Total current liabilities	274,362	223,594		50,768
Long-term debt, less current maturities, net of unamortized debt issuance costs	195,762	6,424	(d)	189,338
Long-term operating lease liabilities	44,901	501		44,400
Other long-term liabilities	21,404	17,191	(e)	4,213
Deferred income taxes	55,186	7,548		47,638
Total liabilities	591,615	255,258		336,357
Redeemable noncontrolling interest	39,840	39,840		-
Stockholders' equity
Class A common stock	8			8
Class U common stock	1			1
Additional paid-in capital	743,339	(79,903)		823,242
Accumulated deficit	(568,702)	17,206	(f)	(585,908)
Accumulated other comprehensive income (loss)	(1,111)	(302)		(809)
Total stockholders' equity	173,535	(62,999)		236,534
Total liabilities and stockholders' equity	$804,990	$232,099		$572,891

Entravision Communications Corporation

Pro Forma Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended March 31, 2024
	Historical	Pro Forma
	Results	Adjustments (g)		Pro Forma
Net revenue	$277,445	$199,269		$78,176
Expenses:
Cost of revenue - digital	203,229	180,571		22,658
Direct operating expenses	35,572	3,771		31,801
SG&A	26,695	12,361		14,334
Corporate expenses	12,248	-		12,248
Depreciation and amortization	7,133	2,394		4,739
Impairment charge	49,438	49,438		-
Change in fair value of contingent consideration	(1,420)	(1,200)		(220)
Foreign currency (gain) loss	449	184		265
Operating income (loss)	(55,899)	(48,250)		(7,649)
Interest expense	(4,559)	(116)	(h)	(4,443)
Interest income	1,130	552		578
Dividend income	10	-		10
Realized gain (loss) on marketable securities	(113)	-		(113)
Gain (loss) on debt extinguishment	(40)	-		(40)
Income (loss) before income taxes	(59,471)	(47,814)		(11,657)
Income tax benefit (expense)	7,802	3,655		4,147
Net income (loss)	(51,669)	(44,159)		(7,510)
Net (income) loss attributable to redeemable noncontrolling interest	2,779	2,779		-
Net income (loss) attributable to common stockholders	$(48,890)	$(41,380)		$(7,510)

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic	$(0.55)			$(0.08)
Net income (loss) per share attributable to common stockholders, diluted	$(0.55)			$(0.08)

Weighted average common shares outstanding, basic	89,518,058			89,518,058
Weighted average common shares outstanding, diluted	89,518,058			89,518,058

Entravision Communications Corporation

Pro Forma Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Year Ended December 31, 2023
	Historical	Pro Forma
	Results	Adjustments (g)		Pro Forma
Net revenue	$1,106,867	$809,824		$297,043
Expenses:
Cost of revenue - digital	800,401	723,187		77,214
Direct operating expenses	128,470	15,239		113,231
SG&A	91,979	42,218		49,761
Corporate expenses	50,294	-		50,294
Depreciation and amortization	28,007	11,615		16,392
Impairment charge	13,267			13,267
Change in fair value of contingent consideration	(2,539)	(3,360)		821
Foreign currency (gain) loss	900	(1,050)		1,950
Other operating (gain) loss	609	-		609
Operating income (loss)	(4,521)	21,975		(26,496)
Interest expense	(17,291)	(458)	(h)	(16,833)
Interest income	5,055	1,650		3,405
Dividend income	35	-		35
Realized gain (loss) on marketable securities	(93)	-		(93)
Gain (loss) on debt extinguishment	(1,556)	-		(1,556)
Income (loss) before income taxes	(18,371)	23,167		(41,538)
Income tax benefit (expense)	2,750	(5,642)		8,392
Net income (loss)	(15,621)	17,525		(33,146)
Net (income) loss attributable to redeemable noncontrolling interest	(158)	(158)		-
Net (income) loss attributable to noncontrolling interest	342	342		-
Net income (loss) attributable to common stockholders	$(15,437)	$17,709		$(33,146)

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic	$(0.18)			$(0.38)
Net income (loss) per share attributable to common stockholders, diluted	$(0.18)			$(0.38)

Weighted average common shares outstanding, basic	87,901,938			87,901,938
Weighted average common shares outstanding, diluted	87,901,938			87,901,938

Entravision Communications Corporation

Pro Forma Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Year Ended December 31, 2022
	Historical	Pro Forma
	Results	Adjustments (g)		Pro Forma
Net revenue	$956,209	$632,218		$323,991
Expenses:
Cost of revenue - digital	623,916	553,329		70,587
Direct operating expenses	122,611	13,291		109,320
SG&A	75,165	28,177		46,988
Corporate expenses	49,404	-		49,404
Depreciation and amortization	25,697	10,050		15,647
Impairment charge	1,600			1,600
Change in fair value of contingent consideration	14,210	16,010		(1,800)
Foreign currency (gain) loss	2,972	1,729		1,243
Other operating (gain) loss	382	(41)		423
Operating income (loss)	40,252	9,673		30,579
Interest expense	(10,876)	(340)	(h)	(10,536)
Interest income	2,864	124		2,740
Dividend income	20	-		20
Realized gain (loss) on marketable securities	(532)	-		(532)
Income (loss) before income taxes	31,728	9,457		22,271
Income tax benefit (expense)	(11,559)	(2,688)		(8,871)
Net income (loss)	20,169	6,769		13,400
Net (income) loss attributable to noncontrolling interest	(2,050)	(2,049)		(1)
Net income (loss) attributable to common stockholders	$18,119	$4,720		$13,399

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic	$0.21			$0.16
Net income (loss) per share attributable to common stockholders, diluted	$0.21			$0.15

Weighted average common shares outstanding, basic	85,391,163			85,391,163
Weighted average common shares outstanding, diluted	87,769,762			87,769,762

Entravision Communications Corporation

Pro Forma Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Year Ended December 31, 2021
	Historical	Pro Forma
	Results	Adjustments (g)		Pro Forma
Net revenue	$760,192	$484,757		$275,435
Expenses:
Cost of revenue - digital	466,517	426,216		40,301
Direct operating expenses	116,449	11,988		104,461
SG&A	56,585	14,731		41,854
Corporate expenses	32,993	-		32,993
Depreciation and amortization	22,420	7,284		15,136
Impairment charge	3,023	1,319		1,704
Change in fair value of contingent consideration	8,224	8,224		-
Foreign currency (gain) loss	508	601		(93)
Other operating (gain) loss	(6,998)	-		(6,998)
Operating income (loss)	60,471	14,394		46,077
Interest expense	(7,020)	(198)	(h)	(6,822)
Interest income	245	9		236
Dividend income	213	-		213
Income (loss) before income taxes	53,909	14,206		39,703
Income tax benefit (expense)	(18,679)	(3,725)		(14,954)
Net income (loss)	35,230	10,481		24,749
Net (income) loss attributable to redeemable noncontrolling interest	(5,938)	(5,938)		-
Net income (loss) attributable to common stockholders	$29,292	$4,543		$24,749

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic	$0.34			$0.29
Net income (loss) per share attributable to common stockholders, diluted	$0.33			$0.28

Weighted average common shares outstanding, basic	85,301,603			85,301,603
Weighted average common shares outstanding, diluted	87,910,603			87,910,603

Entravision Communications Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(a)
Adjustments reflect the elimination of assets and liabilities of the Businesses.
(b)
The pro forma impact on cash and cash equivalents is as follows (in thousands):

Cash Proceeds from sale of the Businesses	$27,248
Payment to MediaDonuts Founders	(6,500)
Mandatory debt repayment	(4,900)
Cash distributed from the Business before closing	43,460
59,308

(c)
Reflects the elimination of an estimated $4.6 million of goodwill based on the relative fair value of the Businesses as of the date of sale.
(d)
Adjustment includes the mandatory repayment of $4.9 million of debt as a result of the sale of the Business.
(e)
Adjustment includes the payment of $6.5 million to the MediaDonuts Founders as a result of the sale of Business.
(f)
Represents the equity impact of the proforma balance sheet adjustments discussed in (a) – (e) above.
(g)
Adjustments reflect the elimination of revenue, cost of revenue, expenses and taxes which are specific to the operations of the Businesses.
(h)
Adjustment reflects the reduction of interest expense in connection with the mandatory payment of debt of $4.9 million as a result of the sale of the Business.